CUSIP No. G4411D 109	13D	Page 11 of 11 Pages

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Health Sciences Acquisitions Corporation 2,

EXECUTED this 12th day of October, 2022.

RTW INVESTMENTS, LP

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Managing Partner

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Director

/s/ Roderick Wong
Roderick Wong, M.D.